UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2023

SCOPUS BIOPHARMA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39788	82-1248020
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue, Suite 300

New York, New York 10170

(Address of principal executive offices)

(212) 479-2513

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Securities registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 21, 2023, Scopus BioPharma Inc. (the “Company”) commenced a written consent solicitation of its stockholders (the “Consent Solicitation”) to approve amendments to the Company’s Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) to: (i) increase the Company’s number of authorized shares of common stock from 50,000,000 to 500,000,000 (the “Authorized Share Increase”) and (ii) effect a reverse stock split of its common stock (the “Reverse Stock Split”) with the Board of Directors of the Company (the “Board”) having the discretion as to whether or not and/or when the Reverse Stock Split is to be effected, with the exact ratio of such Reverse Stock Split to be set at a whole number within the range of 1-for-10 and 1-for-100 as determined by the Board in its discretion. The total number of votes entitled to vote on the Consent Solicitation was 42,084,264.

As of August 10, 2023, each of the Authorized Share Increase and the Reverse Stock Split was approved by the Company’s stockholders, as forth below.

Proposal 1: Authorized Share Increase

FOR	AGAINST	ABSTAIN
21,668,481	0	0

Proposal 2: Reverse Stock Split

FOR	AGAINST	ABSTAIN
21,668,481	0	0

The Company intends to file a Certificate of Amendment to its Certificate of Incorporation to effectuate the Authorized Share Increase promptly upon filing of this Current Report on Form 8-K and will file a Certificate of Amendment to its Certification of Incorporation at such time in the future that the Board determines to effectuate the Reverse Stock Split, if ever.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCOPUS BIOPHARMA INC.

Dated: August 11, 2023	By:	/s/ Joshua R. Lamstein
Joshua R. Lamstein
Chairman